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                                                                    EXHIBIT 4.1


                                RESTATED CHARTER

                                       OF

                              PRICOR INCORPORATED

             UNDER SECTION 48-1-304 OF THE GENERAL CORPORATION ACT

        Pursuant to the provisions of Section 48-1-304 of the Tennessee General Corporation Act, the undersigned corporation adopts the following restated charter:

Part I:

        1. The name of the Corporation is:

           Pricor Incorporated

        2. The duration of the Corporation is perpetual.

        3. The address of the principal office of the Corporation in the State of Tennessee shall be Suite 100, 440 Metroplex Drive, Nashville, Tennessee 37211, County of Davidson.

        4. The Corporation is for profit.

        5. The purposes for which the Corporation is organized are:

           (a) To construct, design, maintain, manage, operate, supervise and provide any other services necessary for the operation of custodial, correctional, detention, rehabilitation, and similar facilities;

           (b) To buy, lease, acquire and own all necessary vehicles, conveyances, machinery and equipment necessary or convenient for the carrying on of the business, to purchase, acquire, own, sell, lease, sub-lease, and control real estate necessary for the transaction of the business, including the right and privilege of buying, selling, exchanging, leasing, sub-leasing, sub-dividing and improving real estate; and to do any and all acts and things necessary, convenient and expedient;

           (c) To apply for, purchase, lease, acquire, hold, develop, improve, operate, control, manage, exploit, or otherwise turn to account, to grant, sell, mortgage, exchange, lease, dispose of, deal in, license, sublet or otherwise use patents,

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                     patent-rights, copy-rights, inventions, processes,
                     formulas, trade-names, trade-marks, or other devices or things useful in connection with any business of the Corporation;

                (d) To make, perform and carry out contracts of every kind and description pertaining to the purpose of the Corporation and for any lawful purposes necessary and expedient thereto with any person, firm, association or corporation;

                (e) To issue bonds, debentures, notes, or obligations of the Corporation from time to time for any of the objects or purposes of the Corporation;

                (f) To purchase or otherwise acquire, to hold and to sell or otherwise dispose of the stocks, bonds and other securities of any corporation, foreign, or domestic; to exercise all powers and any or all rights and privileges of individual ownership or interest in respect to any and all such securities; to manage and to aid in any manner, by loan, guarantee, or otherwise, any corporation or corporations of which any securities are held by the Corporation; and to do any and all acts or things necessary, expedient or calculated to protect, preserve or enhance the value of any such securities;

                (g) To do any or all of the things herein set forth and all things usual, necessary or proper in furtherance of or incidental to said business to the same extent as natural persons might or could do and in any part of the world, as principals, agents, contractors, trustees, or otherwise, and either alone or in the company of others;

                (h) To purchase the assets of or to merge or consolidate with any corporation, proprietorship, or partnership engaged in the same character of business;

                (i) To engage in any activity permitted by the laws of the State of Tennessee and the United States.

        6. The maximum number of shares of capital stock the Corporation shall have the authority to issue is thirty million (30,000,000) shares, of which twenty million (20,000,000) shares are designated Common Stock, par value One One-Hundredth of a Dollar ($.01) per share, and ten million (10,000,000) shares designated Preferred Stock, par value One Dollar ($1.00) per share.


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         The designations, preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the above classes of capital stock shall be as follows:

         (a)  Preferred Stock.

         (1) Shares of Preferred Stock may be divided into and issued in one or more series at such time or times and for such consideration as the Board of Directors may determine. All shares of any one series shall be of equal rank and identical in all respects.

         (2) Authority is hereby expressly granted to the Board of Directors to fix and determine from time to time, by resolution or resolutions providing for the establishment and/or issuance of any series of Preferred Stock, the designation of such series and the powers, preferences, and rights of the shares of such series, and the qualifications, limitations or restrictions thereof, as the Board of Directors may deem advisable and to the full extent now or hereafter permitted by the laws of the State of Tennessee. The resolution or resolutions providing for the establishment and/or issuance of such series of Preferred Stock shall set forth: the designation and number of shares comprising each series; the rate of dividends, if any, and whether such dividends shall be noncumulative, cumulative to the extent earned, or cumulative and, if cumulative, from which date or dates; whether the shares shall be redeemable and, if so, the terms and conditions of such redemption; whether there shall be a sinking fund for the redemption; the rights to which the holders of the shares shall be entitled in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the priority of payment of shares in any such event; whether the shares shall be convertible into or exchangeable for shares of any other class or any other series and the terms thereof; and all other preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series.

         (3) The shares of Preferred Stock shall have no voting power or voting rights with respect to any matter whatsoever, except as may be otherwise required by law or may be provided in the resolution or resolutions of the Board of Directors creating the series of which such shares are a part.

         (4) Authority is hereby expressly granted to the Board of Directors to make any change in the designations, terms, limitations or relative rights or preferences of any series of Preferred Stock in the same manner as provided for in the

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   issuance of Preferred Stock, so long as no shares of such series are outstanding at such time.

   (b) Common Stock.

   (1) After the requirements with respect to preferential dividends, if any, on any series of Preferred Stock (fixed pursuant to resolutions as provided in Section 6(a), above) shall have been met, and after the Corporation shall have complied with all requirements, if any, with respect to the setting aside of sums in a sinking fund for the purchase or redemption of shares of any series of Preferred Stock (fixed pursuant to resolutions as provided in Section 6(a), above), then, and not otherwise, the holders of Common Stock shall receive, to the extent permitted by law and to the extent the Board of Directors shall determine, such dividends as may be declared from time to time by the Board of Directors.

   (2) After distribution in full of the preferential amount, if any (fixed pursuant to resolutions as provided in Section 6(a), above), to be distributed to the holders of any series of Preferred Stock in the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive such of the remaining assets of the Corporation of whatever kind available for distribution to the extent the Board of Directors shall determine.

   (3) Except as may be otherwise required by law or by this Charter, each holder of Common Stock shall have one vote in respect of each share of such stock held by him on all matters voted upon by the shareholders.

   (c) Preemptive Rights. No holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any shares of stock of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time or from time to time be issued, sold or offered for sale by the Corporation.

        7. The Corporation will not commence business until consideration of One Thousand Dollars ($1,000) has been received for the issuance of shares.

        8. The Corporation shall have and exercise all powers necessary or convenient to effect any or all of the purposes for which the Corporation is organized and shall likewise have the powers provided by the Tennessee General Corporation Act, as


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specified in the Tennessee Code Annotated, Section 48-1-101, et seq. or as the
same shall hereafter be amended.

        9. The shareholders, members, directors, subscribers or incorporators of the Corporation shall have the right to take any action required or permitted by vote without a meeting on written consent pursuant to the provisions of Tennessee Code Annotated, Section 48-1-1402.

        10. The Corporation shall enjoy and be subject to such benefits, privileges and immunities and such restrictions, liabilities and obligations as are provided with respect to corporations for profit generally by the laws of the land and which are held applicable to corporations for profit organized under the Tennessee General Corporation Act.

        11. No Director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for any breach of fiduciary duty as a Director to the fullest extent now or hereafter permitted by applicable law. Notwithstanding the foregoing, a Director shall be liable to the extent provided by applicable law (i) for breach of the Director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) pursuant to Section 48-8-304 of the Tennessee Business
Corporation Act when and if enacted. No amendment to or repeal of these provisions shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment.

Part II:

        1. The date the original charter was filed by the Secretary of State was July 1st, 1985.

        2. This restated charter restates the text of the charter, as previously amended, without making any further amendment or change and was duly authorized at a meeting of the directors on August 14, 1987:

        Dated:  September 17, 1987

                                        PRICOR INCORPORATED


                                        /s/ Kathryn Behm Celauro
                                        -----------------------------------
                                        Secretary

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                      ARTICLES OF AMENDMENT TO THE CHARTER
                                       OF
                              PRICOR INCORPORATED
                            745 South Church Street
                         Murfreesboro, Tennessee 37130


        Pursuant to the provisions of Section 49-20-102 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter:

        1. The name of the corporation is Pricor Incorporated.

        2. The amendments adopted are:

           The Charter of the Corporation is amended to read as follows:

       "3. The address of the principal office of the Corporation in the State of Tennessee shall be 745 South Church Street, Murfreesboro, Tennessee 37130, County of Rutherford.



       "5. The purposes for which the Corporation is organized are:



       (a) To construct, design, maintain, manage, operate, supervise and provide any other services necessary for the operation of custodial, correctional, detention, rehabilitation, educational, treatment, and similar facilities;"


        Subparagraphs 5. (b) through (i) remain unchanged.

        3. The amendments were duly adopted at a meeting of the Board of Directors on May 16, 1989.

        4. The amendments will be effective on the date when these articles are filed by the Secretary of State.

        Date: June 23, 1989

                                        PRICOR INCORPORATED

                                        By: /s/ Kathryn Behm Celauro
                                            -----------------------------
                                            Kathryn Behm Celauro
                                            Secretary

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                ARTICLES OF AMENDMENT TO THE RESTATED CHARTER
                                      OF
                              PRICOR INCORPORATED

        Pursuant to the provisions of Section 48-20-103 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter:

        1. Name of Corporation. The name of the Corporation is Pricor Incorporated.

        2. Amendment to Corporate Name. The name of the Corporation is hereby amended to be Children's Comprehensive Services, Inc.

        3. Adoption. These Articles of Amendment were duly adopted at a meeting of the Board of Directors on November 17, 1993 and a meeting of the Shareholders on January 19, 1994.

        4. Effective Date. These Articles of Amendment will be effective on February 15, 1994.


Date: February 4, 1994

                                        PRICOR INCORPORATED

                                        By: /s/ Donald B. Whitfield
                                            ----------------------------
                                            Donald B. Whitfield
                                            Secretary

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                 ARTICLES OF AMENDMENT TO THE RESTATED CHARTER
                                       OF
                    CHILDREN'S COMPREHENSIVE SERVICES, INC.


         Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following articles of amendment (the "Articles of Amendment") to its Restated Charter (the "Restated Charter").

         1. Name of Corporation. The name of the Corporation is Children's Comprehensive Services, Inc.

         2. Section 6 of the Restated Charter is hereby deleted in its entirety and replaced with the following:

               6 The maximum number of shares of capital stock the Corporation shall have the authority to issue is twenty million (20,000,000) shares, of which ten million (10,000,000) shares are designated Common Stock, par value One One-Hundredth of a Dollar ($.01) per share, and ten million (10,000,000) shares designated Preferred Stock, par value One Dollar ($1.00) per share.

         3. Automatic Conversion of Common Stock. Upon the effective date of these Articles of Amendment to the Restated Charter (the "Effective Date"), each two (2) shares of the issued and outstanding Common Stock par value $.01 per share of the Corporation (the "Common Stock"), shall automatically and without any action by the holder thereof be converted into and shall thereafter constitute one (1) share of Common Stock, provided, that no fractional shares of Common Stock will be issued. Any holder of Common Stock who owns shares not evenly divisible by two (2) shall receive, in lieu of a fractional share of Common Stock, an amount of cash based on the closing sale price of the Common Stock as reported on the Nasdaq Stock Market on the Effective Date, and such fractional shares will be canceled.

         4. Adoption. These Articles of Amendment were duly adopted by the Board of Directors and the Shareholders of the Corporation.

         5. Effective Date. These Articles of Amendment will be effective when filed with the Secretary of State.


Date:  March 21, 1996


                                      CHILDREN'S COMPREHENSIVE SERVICES, INC.


                                      By /s/ Donald B. Whitfield
                                         ---------------------------------
                                         Donald B. Whitfield
                                         Secretary


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                 ARTICLES OF AMENDMENT TO THE RESTATED CHARTER

                                       OF

                    CHILDREN'S COMPREHENSIVE SERVICES, INC.


        Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment (the "Articles of Amendment") to its Restated Charter, as amended (the "Restated Charter"):

        1. Name of Corporation. The name of the Corporation is Children's Comprehensive Services, Inc.

        2. Section 6 of the Restated Charter is hereby deleted in its entirety and replaced with the following:

           6. The maximum number of shares of capital stock the Corporation shall have the authority to issue is sixty million (60,000,000) shares, of which fifty million (50,000,000) shares are designated Common Stock, par value One One-Hundredth of a Dollar ($.01) per share, and ten million (10,000,000) shares are designated Preferred Stock, par value One Dollar ($1.00) per share.

        3. Adoption. These Articles of Amendment were duly adopted by the Board of Directors on June 24, 1996, and by the Shareholders of the Corporation on August 14, 1996.

        4. Effective Date. These Articles of Amendment will be effective when filed with the Secretary of State.


Date: August 14, 1996


                                        CHILDREN'S COMPREHENSIVE SERVICES, INC.


                                        By: /s/ Donald B. Whitfield
                                            ------------------------------------
                                            Donald B. Whitfield, Secretary